Exhibit 5

                        Squire, Sanders & Dempsey L.L.P.
                             Two Renaissance Square
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                              Phone: (602) 528-4000
                            Facsimile: (602) 253-8129


                                  March 3, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     This firm is counsel for SkyMall, Inc., a Nevada corporation (the "COMPANY"). As such, we are familiar with the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of 2,207,602 shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), including 1,304,571 shares of Common Stock issuable upon conversion of 91,320 outstanding shares of Series A Junior Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") and 903,031 shares of Common Stock issuable upon exercise of outstanding Warrants (the "WARRANTS"), which are the subject of a Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "1993 ACT").

     We also have examined all instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness and authority of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that, upon conversion of the Series A Preferred Stock, the 1,304,571 shares of Common Stock, when issued in compliance with the Certificate of Designations, Rights, Preferences and Limitations of the Series A Preferred Stock, will be validly issued, fully paid and nonassessable, and that upon receipt by the Company of the consideration provided for upon exercise of the Warrants, the Common Stock, when issued in compliance with the Warrants, will be validly issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement and we hereby consent


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Securities and Exchange Commission                                 March 3, 2000
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to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Common Stock for offer and sale in such states.

                                                Respectfully submitted,

                                                SQUIRE, SANDERS & DEMPSEY L.L.P.